Exhibit 99.1

Guidewire Software Announces First Quarter Fiscal 2013 Financial Results

Foster City, CA - November 27, 2012 - Guidewire Software, Inc. (NYSE: GWRE), a provider of core system software to property and casualty insurers, today announced its financial results for the fiscal quarter ended October 31, 2012.

“We are reporting revenue and profitability that exceeded our guidance for the first quarter of fiscal year 2013,” said Marcus Ryu, Chief Executive Officer of Guidewire Software. “Term license revenue increased by 67%, contributing to 31% growth in our rolling four-quarter recurring revenue metric. Underlying this strong financial performance is our further penetration into the Tier 1 segment of the market, continued international traction, and multiple go-lives that expand our track record of successful customer deployments. We are pleased with the fact that we continue to see positive returns on the investments we are making in engineering, sales and services.”

Ryu added, “We hosted our largest-ever user conference in the first quarter, during which we launched Guidewire Live, a network over which we are delivering hosted, data-driven apps that work in concert with our InsuranceSuite. We believe that Guidewire Live further expands our technology leadership position and contributes to our growth opportunity as we focus on serving the demand from P&C insurers seeking to replace their legacy core systems with flexible and upgradeable software products.”

First Quarter Fiscal 2013 Financial Highlights

Revenue

•	Total revenue for the first quarter of fiscal 2013 was $63.3 million, an increase of 21% from the comparable period in fiscal 2012.

•
License revenue for the first quarter of fiscal 2013 was $20.8 million, consistent with the comparable period in fiscal 2012. Reflecting the company's focus on recurring revenue, term license revenue was $20.6 million, a 67% increase from a year ago and revenue from perpetual licenses was $0.2 million compared with $8.5 million a year ago. Maintenance revenue was $9.4 million, up 32% from the comparable period in fiscal 2012, and services revenue was $33.1 million, up 35% from the comparable period in fiscal 2012.

•	Rolling four-quarter recurring term license and maintenance revenue was $114.9 million, an increase of 31% from the comparable period in fiscal 2012.

Profitability

•	GAAP operating loss was $0.1 million for the first quarter of fiscal 2013, compared to operating income of $8.1 million in the comparable period in fiscal 2012.

•	Non-GAAP operating income was $9.7 million for the first quarter of fiscal 2013, compared to $11.4 million in the comparable period in fiscal 2012.

•	Adjusted EBITDA was $10.8 million for the first quarter of fiscal 2013, compared to $12.1 million in the comparable period in fiscal 2012.

•
GAAP net income was $0.4 million for the first quarter of fiscal 2013, compared to $4.8 million for the comparable period in fiscal 2012. GAAP net income per share was $0.01, based on diluted weighted average shares outstanding of 61.2 million, compared to a GAAP net income per share of $0.09 for the comparable period in fiscal 2012, based on diluted weighted average shares outstanding of 21.2 million.

•
Non-GAAP net income was $6.7 million for the first quarter of fiscal 2013, compared to $7.0 million in the comparable period in fiscal 2012. Non-GAAP net income per diluted share was $0.11, based on diluted weighted average shares outstanding of 61.2 million, compared to $0.15 for the first quarter of fiscal 2012, based on pro forma diluted weighted average shares outstanding of 46.5 million.

•	The year-over-year decline in profitability metrics during the first quarter of 2012 was due primarily to greater investment across the business and increased stock-based compensation expense.

Balance Sheet

•
The Company had $185.5 million in cash and cash equivalents at October 31, 2012, a decrease from $205.7 million at July 31, 2012. The Company used $16.3 million in cash flow for operations in the first quarter, an improvement from $27.1 million used in cash flow for operations in the comparable period in fiscal 2012. The company used $10.0 million in cash during the first quarter of fiscal 2012 to pay for a litigation settlement.

Conference Call Information

What:	Guidewire Software first quarter fiscal 2013 financial results conference call
When:        Tuesday, November 27, 2012
Time:        2:00 p.m. PT (5:00 p.m. ET)
Live Call:    (888) 329-8903, domestic
(719) 457-2621, international
Replay:        (877) 870-5176, passcode 7694345, domestic
(858) 384-5517, passcode 7694345, international
Webcast:    http://ir.guidewire.com (live and replay)

The webcast will be archived on Guidewire's website for a period of three months.
Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: Non-GAAP operating income, Adjusted EBITDA, Non-GAAP net income and Non-GAAP net income per share.
Guidewire believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Guidewire's financial condition and results of operations. The Company's management uses these non-GAAP measures to compare the company's performance to that of prior periods for trend analyses, for purposes of determining executive and senior management incentive compensation and for budgeting and planning purposes. These measures are used in monthly financial reports prepared for management and in monthly and quarterly financial reports presented to the Company's board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company's financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.
Management of the Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. Guidewire urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company's business.
Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release.
About Guidewire Software
Guidewire Software is a provider of core system software to the global Property/Casualty (general) insurance industry. Designed to be flexible and scalable, Guidewire solutions give insurers the capability to deliver excellent service, increase market share and lower operating costs. Guidewire InsuranceSuite™, consisting of Guidewire PolicyCenter®, Guidewire ClaimCenter® and Guidewire BillingCenter® spans the key functional areas in insurance - underwriting and policy administration, claims management, and billing. Guidewire is headquartered in Foster City, California, with offices in Beijing, Dublin, Hong Kong, London, Munich, Paris, Sydney, Tokyo, and Toronto. For more information, please visit www.guidewire.com.
NOTE: Guidewire, Guidewire Software, Guidewire ClaimCenter, Guidewire PolicyCenter, Guidewire BillingCenter, Guidewire InsuranceSuite, Deliver Insurance Your Way, and the Guidewire logo are trademarks or registered trademarks of Guidewire Software, Inc.
Cautionary Language Concerning Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our market positioning, future adoption of our products and future investments. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Guidewire's control. Guidewire's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Guidewire's most recent Form 10-K filed with the Securities and Exchange Commission as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the market for our software may develop more slowly than expected or than it has in the past; quarterly and annual operating results may fluctuate more than expected; seasonal and other variations related to our revenue recognition may cause significant fluctuations in our results of operations and cash flows; our reliance on sales to and renewals from a relatively small number of large customers for a substantial portion of our revenues; our services revenues produce lower gross margins than our license and maintenance revenues; assertions by third parties that we violate their intellectual property rights could substantially harm our business; we face intense competition in our market; weakened global economic conditions may adversely affect the P&C insurance industry including the rate of information technology spending; our product development and sales cycles are lengthy; the risk of losing key employees; changes in foreign exchange rates; general political or destabilizing events, including war, conflict or acts of terrorism; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Guidewire's views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Guidewire undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Guidewire's views as of any date subsequent to the date of this press release.

Media Contact:
Diana Stott
Guidewire Software, Inc.
(650) 356-4941
dstott@guidewire.com

Investor Contact:
Garo Toomajanian
ICR
(650) 357-5282
ir@guidewire.com

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	October 31, 2012	July 31, 2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$185,472	$205,718
Restricted cash, current portion	2,121	3,726
Accounts receivable	38,132	32,313
Deferred tax asset, current portion	14,359	13,442
Prepaid expenses and other current assets	6,275	7,266
Total current assets	246,359	262,465
Property and equipment, net	11,535	11,924
Deferred tax asset, net of current portion	9,313	9,313
Other assets	534	545
TOTAL ASSETS	$267,741	$284,247
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$6,517	$9,781
Accrued employee compensation	14,695	26,502
Deferred revenues, current portion	41,549	52,947
Other current liabilities	3,942	3,957
Total current liabilities	66,703	93,187
Deferred revenues, net of current portion	2,057	2,569
Other liabilities	5,362	4,529
Total liabilities	74,122	100,285
STOCKHOLDERS’ EQUITY:
Common stock	5	5
Additional paid-in capital	216,850	207,624
Accumulated other comprehensive loss	(512)	(496)
Accumulated deficit	(22,724)	(23,171)
Total stockholders’ equity	193,619	183,962
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$267,741	$284,247

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in thousands)

	Three Months Ended October 31,
	2012	2011
Revenues :
License	$20,812	$20,815
Maintenance	9,370	7,106
Services	33,119	24,459
Total revenues	63,301	52,380
Cost of revenues:
License	167	299
Maintenance	1,564	1,266
Services	25,826	17,925
Total cost of revenues (1)	27,557	19,490
Gross profit :
License	20,645	20,516
Maintenance	7,806	5,840
Services	7,293	6,534
Total gross profit	35,744	32,890
Operating expenses:
Research and development	14,764	10,959
Sales and marketing	12,376	7,361
General and administrative	8,666	6,438
Total operating expenses (1)	35,806	24,758
Income (loss) from operations	(62)	8,132
Interest income, net	90	40
Other income (expense), net	141	(316)
Income before provision for (benefit from) income taxes	169	7,856
Provision for (benefit from) income taxes	(278)	3,044
Net income	$447	$4,812
Net income per share:
Basic	$0.01	$0.10
Diluted	$0.01	$0.09
Shares used in computing net income per share:
Basic	54,814,044	14,554,428
Diluted	61,185,270	21,153,440

(1) Amounts include stock-based compensation expense as follows:

	Three Months Ended October 31,
	2012	2011
Stock-based compensation expenses:	(in thousands)
Cost of maintenance revenues	$261	$72
Cost of services revenues	$2,616	$686
Research and development	2,042	845
Marketing and sales	1,651	497
General and administrative	3,214	1,212
Total stock-based compensation expenses	$9,784	$3,312

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Three Months Ended October 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$447	$4,812
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	1,100	679
Stock-based compensation	9,784	3,312
Excess tax benefit from exercise of stock options and vesting of RSUs	(114)	—
Deferred tax assets	(917)	2,819
Changes in operating assets and liabilities:		—
Accounts receivable	(5,847)	(7,749)
Prepaid expenses and other assets	1,016	1,543
Accounts payable	827	644
Accrued employee compensation	(11,604)	(9,000)
Other liabilities	929	(10,366)
Deferred revenues	(11,900)	(13,779)
Net cash used in operating activities	(16,279)	(27,085)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(4,810)	(490)
Decrease in restricted cash	1,605	—
Net cash used in investing activities	(3,205)	(490)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock upon exercise of stock options	3,163	402
Taxes remitted on RSU awards vested	(4,164)	—
Costs paid in connection with public offerings	—	(973)
Excess tax benefit from exercise of stock options and vesting of RSUs	114	—
Net cash used in financing activities	(887)	(571)
Effect of foreign exchange rate changes on cash and cash equivalents	125	(308)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(20,246)	(28,454)
CASH AND CASH EQUIVALENTS—Beginning of period	205,718	59,625
CASH AND CASH EQUIVALENTS—End of period	$185,472	$31,171

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Operating Results
(unaudited, in thousands except share and per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP operating results for the periods indicated below:
	Three Months Ended October 31,
	2012	2011
Gross profit reconciliation:
GAAP gross profit	$35,744	$32,890
Stock-based compensation	2,877	758
Non-GAAP gross profit	$38,621	$33,648

	Three Months Ended October 31,
	2012	2011
Gross margin reconciliation - maintenance:
GAAP gross margin - maintenance	83.3%	82.2%
Stock-based compensation - maintenance	2.8%	1.0%
Non-GAAP gross margin - maintenance	86.1%	83.2%

	Three Months Ended October 31,
	2012	2011
Gross margin reconciliation - services:
GAAP gross margin - services	22.0%	26.7%
Stock-based compensation - services	7.9%	2.8%
Non-GAAP gross margin - services	29.9%	29.5%

	Three Months Ended October 31,
	2012	2011
Gross margin reconciliation - total:
GAAP gross margin	56.5%	62.8%
Stock-based compensation	4.5%	1.4%
Non-GAAP gross margin	61.0%	64.2%

	Three Months Ended October 31,
	2012	2011
Operating expense reconciliation:
Total GAAP operating expenses	35,806	24,758
Less Stock-based compensation	6,907	2,554
Total non-GAAP operating expenses	$28,899	$22,204

	Three Months Ended October 31,
	2012	2011
Operating income (loss) reconciliation:
GAAP operating income (loss)	$(62)	$8,132
Stock-based compensation	9,784	3,312
Non-GAAP operating income	$9,722	$11,444

	Three Months Ended October 31,
	2012	2011
Pre-tax income reconciliation:
GAAP pre-tax income	$169	$7,856
Stock-based compensation	9,784	3,312
Non-GAAP pre-tax income	$9,953	$11,168

	Three Months Ended October 31,
	2012	2011
Net income reconciliation:
GAAP net income	$447	$4,812
Stock-based compensation	9,784	3,312
Less tax benefit of non-GAAP items	(3,532)	(1,159)
Non-GAAP net income	$6,699	$6,965

	Three Months Ended October 31,
	2012	2011
Computation of net income per share:
GAAP net income	$447	$4,812
Non-cumulative dividends to preferred stockholders	—	(823)
Undistributed earnings allocated to preferred stockholders	—	(2,534)
Net income, Basic	447	1,455
Adjustments to net income for dilutive options and restricted stock units	—	358
Net income, Diluted	$447	$1,813

GAAP net income per share - Basic	$0.01	$0.10
GAAP net income per share - Diluted	$0.01	$0.09

Weighted average shares - Basic	54,814,044	14,554,428
Weighted average shares - Diluted	61,185,270	21,153,440

	Three Months Ended October 31,
	2012	2011
Net income per share reconciliation:
GAAP net income per share - Diluted	$0.01	$0.09
Stock-based compensation	0.16	0.16
Less tax benefit of non GAAP items	(0.06)	(0.05)
Pro forma conversion of preferred shares	—	(0.05)
Non-GAAP net income per share - Diluted	$0.11	$0.15

	Three Months Ended October 31,
	2012	2011
Shares used in computing non-GAAP per share amounts:
Weighted average shares - Diluted	61,185,270	21,153,440
Pro forma conversion of preferred shares	—	25,357,721
Pro forma weighted average shares - Diluted	61,185,270	46,511,161

	Three Months Ended October 31,
	2012	2011
Adjusted EBITDA reconciliation:
GAAP net income	$447	$4,812
Non-GAAP adjustments:
Provision for (benefit from) income taxes	(278)	3,044
Other (income) expense, net	(141)	316
Interest (income) expense, net	(90)	(40)
Depreciation and amortization	1,100	679
Stock-based compensation	9,784	3,312
Adjusted EBITDA	$10,822	$12,123